EXHIBIT 10.1

AMENDMENT NO. 1 TO

EMPLOYMENT AGREEMENT

This Amendment No. 1 to the Employment Agreement (this "Amendment"), dated and effective as of July 24, 2015, is made by and among General Employment Enterprises Inc., an Illinois corporation (the "Company"), and Andrew J. Norstrud, an individual whose address is 15837 Trackside Drive, Odessa, Florida 33556 (the "Executive"). Any capitalized term not defined herein shall have the meaning for such term specified in the Employment Agreement (as defined below).

WHEREAS, the Executive and the Company entered into an Employment Agreement dated as of March 29, 2013 (the "Employment Agreement"); and

WHEREAS, the Company and the Executive wish to amend the Employment Agreement on the terms and subject to the conditions set forth herein.

NOW THEREFORE, in consideration of the foregoing and for other consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Section 4 of the Employment Agreement is hereby amended in its entirety to read as follows:

"4. Term. The initial term of employment of Executive by the Company pursuant to this Agreement shall be for the period (the "Initial Term") commencing on March 29, 2013, and terminating on March 29, 2017, or such earlier date that Executive's employment is terminated in accordance with the provisions of this Agreement. The Initial Term automatically shall be extended for successive additional one year periods (each, an "Extended Term") unless written notice is given by either party to the other party no later than 90 days prior to the expiration of the Initial Term or any Extended Term (The Initial Term, together with each and any Extended Term, is sometimes hereinafter called the "Employment Period"), or such earlier date that Executive's employment is terminated in accordance with the provisions of this Agreement".

2. Except as specifically amended hereby, the Employment Agreement shall continue in full force and effect unmodified and the parties hereby reaffirm the same.

3. This Amendment shall be construed in accordance with and governed by the laws of the State of Florida, without giving effect to the conflict of laws principles thereof.

4. This Amendment may be signed in any number of counterparts, each of which shall be an original and all of which shall be deemed to be one and the same instrument, with the same effect as if the signatures thereto and hereto were upon the same instrument. A facsimile signature shall be deemed to be an original signature for purposes of this Amendment.

[Remainder of page intentionally left blank]

1

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the day and year first above written.

General Employment Enterprises, Inc.

By:	/s/ Derek Dewan
Name:	Derek Dewan
Title:	Chief Executive Officer and Chairman of the Board

Executive:

By:	/s/ Andrew J. Norstrud
Name:	Andrew J. Norstrud